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                                                                    EXHIBIT 21.1

                             SIFCO INDUSTRIES, INC.
                           SUBSIDIARIES OF THE COMPANY
                               SEPTEMBER 30, 2003


                                                 State of Jurisdiction
             Subsidiary                             of Incorporation
             ----------                          ---------------------
SIFCO Custom Machining Company                          Minnesota
SIFCO Exports, Limited                                  Ireland
SIFCO Holdings, Inc.                                    Delaware
SIFCO Irish Holdings, Limited                           Ireland
SIFCO Research and Development, Limited                 Ireland
SIFCO Selective Plating France,  SARL                   France
SIFCO Selective Plating (UK), Limited                   United Kingdom
SIFCO Turbine Components Limited                        Ireland


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